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                                                                   EXHIBIT 23(c)

                                 August 6, 1999

Board of Directors
Science Applications International Corporation
10260 Campus Point Drive
San Diego, CA 92121

     Re: Form S-3 Registration Statement

Dear Directors:

     We hereby consent to all references to our firm in the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the Securities Act.

                                          Very truly yours,

                                          /s/ Baker & McKenzie